Exhibit 32

CERTIFICATION*

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 1st Century Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended
June 30, 2012, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigneds hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of each of the undersigned’s knowledge that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2012	/s/ Alan I. Rothenberg.
Alan I. Rothenberg
Chairman of the Board and Chief Executive Officer

Date: August 7, 2012	/s/ Jason P. DiNapoli.
Jason P. DiNapoli
President and Chief Operating Officer

Date: August 7, 2012	/s/ Bradley S. Satenberg.
Bradley S. Satenberg
Executive Vice President and Chief Financial Officer

*  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.